EXHIBIT 99.4
Lifecore Biomedical, Inc.
Transcript of CEO Remarks Accompanying Employee Presentation
September 28, 2026

Slide 1	Good morning, everyone, and thank you for joining me today. As you know, we’re here to talk about the exciting announcement we made this morning about Lifecore’s new path forward.

Slide 2	Before we get started, I want to caution you about some of the statements that I will be making today, which are “forward looking statements” that are subject to risks.

Slide 3
This slide describes the additional information that is available or will be available in the future and how you can find it. This presentation will be filed with the SEC and will be posted internally so you can refer back to this slide if needed.

Slide 4
Today, we announced that Lifecore has entered into a definitive merger agreement to be acquired by an affiliate of Webster Equity Partners, who are experienced healthcare investors. At closing, Lifecore will be acquired and become privately held, and our common stock will no longer be listed on any stock exchange.

At closing, common stockholders will receive $6.28 per share in cash.  Each common stockholder will also receive a contingent value right, or CVR, per share. The CVRs are an opportunity for holders to receive future cash payments of up to $160 million in the aggregate based on Lifecore’s achievement of performance milestones in 2028, 2029 and 2030. The transaction also includes a “go shop” period which I will explain further in a few moments. At closing, all of Lifecore’s stock will be acquired in the merger and Lifecore will be a portfolio company of Webster Equity Partners.

Pending stockholder and regulatory approvals and other closing conditions, we expect the transaction to close at the end of the fourth quarter of 2026. As a public company, we are subject to restrictions on what we can share and when. We’ve tried to anticipate your questions and provide answers within this presentation. After I conclude, we will also have a live Q&A session to address any remaining questions.

As highly engaged colleagues, I imagine one of your greatest concerns is our future here at Lifecore. Post-close, we expect that Lifecore Biomedical will continue to operate under our Lifecore name and brand. We also expect that we will maintain our headquarters here in Chaska. Also, please keep in mind that, until closing, Lifecore remains an independent public company.

Slide 5
One question that you may have is why sell Lifecore, why now. I would like to take a moment to give some insight into our Lifecore Board’s process.

Our team has been working hard over the last several years to grow as a high performing, fully integrated CDMO. As you have heard me say before, I believe that Lifecore is approaching an exciting inflection point in our business. The opportunity to accelerate that next phase of growth and unlock our full potential is what has made Lifecore attractive as an acquisition candidate. Consistent with its fiduciary duties, our Lifecore Board engaged in a thoughtful process and weighed the potential benefits and risks of our standalone plan and other alternatives against the proposal put forward by Webster Equity Partners.

After consideration and with advice from financial and legal advisors, our Lifecore Board concluded that this transaction was in the best interests of our stockholders and unanimously approved it.

As I mentioned, the transaction includes a “go-shop” period—a time in which we will be able to actively solicit and evaluate superior offers, if any are received, for a 30-day period after signing.  This also is a key aspect of the Board’s fiduciary duty to ensure that we maximize stockholder value.

Slide 6
I want to highlight other aspects of the merger agreement that are relevant to our employee community.

First, we do not expect to make any organizational changes between now and closing, except that we do intend to hire to backfill some open and new positions consistent with our plan. Our 2026 Annual Bonus Plan, and our performance goals and bonus opportunities, remain unchanged. This aligns with our “business as usual” approach between now and closing.

The transaction will not result in any changes to base salary, bonus opportunity, and other employee benefits.

Slide 7
Before moving on to share some details about Webster, I’d like to acknowledge that this transaction is a testament to the strength of our company and our team. Webster is investing in us because they believe in our potential to grow and support more customers and more commercial programs.

Webster Equity Partners has a strong focus and successful track record working in healthcare, including experience with pharma and CDMO organizations. They bring a collaborative approach to partnering with great companies like ours, and they share our excitement in maximizing the potential of our business.

Slide 8
Most importantly, today’s announcement does not change our priorities. Our number one business priority remains meeting our customer commitments, with no change in daily activities. We need to deliver a strong finish to the year. As I mentioned, our 2026 Annual Bonus Plan remains the same, and we will continue to be measured against the Plan’s goals.  What we achieve during the remainder of 2026 will have a meaningful impact on our future success in 2027 and beyond.

Slide 9
I’m sure many of you are wondering what’s next as this transaction moves forward. Since this proposed acquisition was publicly announced via press release today, the “go-shop” period begins immediately. We expect this transaction to close at the end of the fourth quarter 2026. This transaction is subject to closing conditions, including approval by Lifecore’s stockholders and receipt of required regulatory approval. We will work through these processes as we continue to operate with a business-as-usual mindset. Let’s continue to do our best work executing against our 2026 goals and objectives.

Slide 10
Finally, I’m excited to share some additional, impactful news about our future.  We have signed a three year extension to our Manufacturing Agreement with Alcon, running through 2034. This important achievement is a result of our focus on growth by maximizing our existing commercial business. We look forward to sharing more details about this extension soon.

Slide 11
To conclude, this is an exciting day for Lifecore and I am energized by our future. I’m incredibly grateful for your contributions that have gotten us to this point, and I know that you will all continue to drive our success going forward.

Caution Regarding Forward-Looking Statements

This communication relates to the proposed transaction pursuant to which Lifecore Biomedical, Inc. (“Lifecore” or the “Company”) will be acquired by Lifecore Inc., a Delaware corporation (“Parent”). Pursuant to an Agreement and Plan of Merger dated September 27, 2026 (the “Merger Agreement”), Hazel Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are affiliates of Webster Equity Partners.

This communication contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “plan”, “forecast,” “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the Merger, closing conditions relating to the Merger, and expectations, goals, projections and benefits relating to the Merger, as well as other statements regarding Lifecore’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Lifecore, whether with respect to the Merger or otherwise.

Forward-looking statements are not historical facts but instead express only Lifecore’s management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but not limited to: (1) the proposed transaction may not be completed in a timely manner or at all, which may adversely affect Lifecore’s business and the price of its common stock; (2) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals; (3) the failure to obtain stockholder approval of the transaction; (4) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the transaction agreement, including in circumstances requiring Lifecore to pay a termination fee; (5) the risk that Lifecore’s rights under the Merger Agreement to pursue or consider a “Superior Proposal” will not result in a “Superior Proposal”; (6) the value to stockholders from the contingent value rights (CVRs) that Lifecore will distribute to its stockholders is uncertain and the holders of the CVRs may receive less-than-anticipated payments (or no payments) with respect to the CVRs after the closing of the proposed transaction; (7) the proposed transaction and its announcement could have an adverse effect on the ability of Lifecore to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; (8) risks related to the diversion of management’s attention from Lifecore’s ongoing business operations; (9) unexpected costs, charges or expenses resulting from the proposed transaction; (10) potential litigation relating to the proposed transaction that could be instituted against the parties to the transaction agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto;  (11) certain restrictions during the pendency of the proposed transaction that may impact Lifecore’s ability to make changes in its business, pursue certain business opportunities or strategic transactions; (12) uncertainties pertaining to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future interest rates and changes in tax and other laws, regulations, rates and policies, and (13) the effect of the announcement or pendency of the transaction on Lifecore’s business, operating results and relationships with collaborators, vendors, competitors and others. Please refer to Lifecore’s annual report to stockholders, which is the Transition Report on Form 10-KT for the transition period from May 26, 2025 to December 31, 2025, filed with the SEC on March 16, 2026, as well as Lifecore’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed Merger or other matters attributable to Lifecore or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Lifecore does not undertake any obligation to update any forward-looking information contained in this communication, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It

In connection with the proposed acquisition of Lifecore by an affiliate of Webster Equity Partners, Lifecore will file with the SEC a definitive proxy statement relating to a Lifecore special meeting of stockholders to approve the Merger Agreement and the Merger.

Lifecore urges you to read the proxy statement and other relevant documents filed or to be filed with the SEC carefully as they become available, as well as any amendments or supplements to these documents, because they will contain important information.

You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by Lifecore with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the proxy statement and other documents (when available) filed by Lifecore with the SEC by accessing the investor relations section of Lifecore’s website at https://ir.lifecore.com or by calling (952) 368-4300. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement or any other document that Lifecore files with or furnishes to the SEC.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Lifecore stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Lifecore, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (1) in Lifecore’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, including under the headings “Proposal No. 1: Election of Directors,” “Corporate Governance and Board Matters – Executive Officers of the Company,” “Compensation Discussion and Analysis,” “Executive Compensation and Related Information,” “Stock Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Party Transactions,” which was filed with the SEC on April 24, 2026, and (2) to the extent holdings of Lifecore’s securities by its directors or executive officers have changed since the amounts set forth in Lifecore’s definitive proxy statement for its 2026 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”